EXHIBIT 99.1

Orion Energy Systems Reports FY 2022 Revenue of $124.4M, EPS of $0.19,

Gross Profit Percentage of 27.3% and over $35M of Liquidity

Manitowoc, WI – June 7, 2022 – Orion Energy Systems, Inc. (NASDAQ: OESX) (Orion Lighting), a provider of energy-efficient LED lighting and control systems, including turnkey project implementation, program management and system maintenance, today reported results for its fiscal 2022 fourth quarter (Q4’22) and full year (FY 2022) ended March 31, 2022. Orion will hold an investor call today at 10:00 a.m. ET – details below.

Q4 & FY 2022 Financial Summary
$ in millions except per share figures	FY 2022	FY 2021	Change	Q4’22	Q4’21	Change
Revenue	$124.4	$116.8	+$7.5	$22.1	$35.5	-$13.4
Gross Profit	$33.9	$30.1	+3.8	$5.3	$9.2	-$4.0
Gross Profit %	27.3%	25.8%	+150 bps	23.8%	26.0%	-220 bps
Net Income (Loss) (1)	$6.1	$26.1	-$20.0	($1.2)	$22.1	-$23.3
EPS (1)	$0.19	$0.83	-$0.64	($0.04)	$0.71	-$0.75
Net Income (Loss) Excluding Tax Benefit (1)	$6.1	$5.2	+$0.9	($1.2)	$1.2	-$2.4
EPS Excluding Tax Benefit (1)	$0.19	$0.17	+$0.02	($0.04)	$0.04	-$0.08
Adj. EBITDA (2)	$9.7	$9.1	+$0.6	($0.4)	$3.1	-$3.4
Cash & Equivalents	$14.5	$19.4	-$4.9	$14.5	$19.4	-$4.9

(1)FY 2021 and Q4’21 net income included a non-cash income tax benefit of $20.9M, or $0.66 & $0.67 per diluted share, respectively, for the release of the valuation allowance against Orion’s deferred tax assets.

(2)Adj. EBITDA reconciliation table follows this earnings release.

Financial Highlights

•	FY 2022 revenue rose 6.5% to $124.4M versus $116.8M in the prior year, supported by growth in the company’s energy service company (ESCO) partner channel which rose $8M, or 71%, compared to FY 2021.
•

Orion made progress diversifying its business in FY 2022, growing revenue outside of its largest customer, a major national retailer, by almost 25% over FY 2021. Business from the company’s largest customer was $61M or 49% of FY 2022 revenue, compared to $65M or 56% in FY 2021.

•	FY2022 included $5.8M of maintenance services revenue, achieving a significant contribution from its recent acquisition of Stay-Lite Lighting.
•	FY 2022 gross profit percentage improved to 27.3% versus 25.8% in FY 2021, benefitting from improved pricing, product mix and production cost efficiencies on higher sales.
•	FY 2022 net income improved to $6.1M, or $0.19 per share, compared to FY 2021 net income excluding a one-time non-cash tax benefit in the prior year of $5.2M, or $0.17 per share.
•	FY 2022 adjusted EBITDA improved to $9.7M compared to $9.1M in FY 2021, reflecting higher revenue and gross profit percentage.

•	Orion ended FY 2022 with more than $35M of liquidity, including $14.5M of cash and cash equivalents and $21M available on its credit facility.

CEO Commentary

Mike Altschaefl, Orion’s CEO and Board Chair, commented, “Orion made solid progress advancing our long-term business objectives in FY 2022, despite challenging business conditions, which caused customers to delay several larger LED lighting and controls projects beginning in the second half. Driven principally by a mix of new and existing customer projects and progress in our ESCO and electrical contractor distribution channels, we achieved full year revenue growth in FY 2022, an improved gross profit percentage and higher adjusted EBITDA compared to FY 2021. Importantly, Orion was successful in growing our business base outside of our largest customer, a major national retailer, by almost 25% in FY 2022.

“While customer delays on several major LED lighting projects continue to challenge nearer-term revenue visibility, we believe Orion is well positioned with a strong customer base, expanding distribution channels and a growing array of products and services to support our long-term growth objectives. Importantly, we continue to build our base of active major national account customers. They are attracted to our high product quality, custom engineering, industry leading energy efficiency, domestic manufacturing and turnkey design, build and install capabilities, all of which are delivered with high levels of customer service. We are actively working to leverage these capabilities and our strong track record of large national, project execution to grow and diversify our pipeline of project opportunities.

“A particular big bright spot in FY 2022 was the strong growth we achieved in the ESCO channel, where our partners are focused on delivering energy efficiency improvements to their customers. This channel is ideally suited to our strengths in energy efficiency, product quality and reliability that deliver the highest levels of long-term return on investment from LED lighting projects. Additionally, our U.S. manufacturing allows Orion to produce and deliver products in just a few weeks as opposed to substantially longer time frames for products sourced from Asia. These benefits put our ESCO and other channel partners in a strong position to win business and deliver excellent customer satisfaction. We are focusing additional resources on the ESCO and distribution channels which we believe can deliver substantial growth in 2023 and beyond.

“We also made important strides building out our maintenance services platform in FY 2022, including our January 2022 acquisition of Stay-Lite Lighting, a nationwide lighting and electrical maintenance provider. Our objective is to build a growing base of maintenance services capabilities and recurring revenue to complement our LED lighting solutions and turnkey project business. Having solidified our in-house capabilities and our service network, this business is on track to generate meaningful growth in 2023 and future periods.

Business Outlook

Orion envisions a realistic path to meet or exceed FY 2022 revenue performance in FY 2023. Assuming approximately $25M in revenue from our largest customer in FY 2023, this implies organic growth of approximately 50% in our business outside of our largest customer.

Key factors expected to influence Orion’s FY 2023 performance include:

•	Customers moving forward with projects that were delayed in FY 2022.
•	Additional revenue potential from new customers as a result of our enhanced sales and marketing activities.
•	Expected growth in Orion’s maintenance services business to at least $20M in revenue in FY 2023.
•

Further anticipated growth in the ESCO and distribution channels as additional initiatives are deployed to build traction in these segments which are ideally suited to Orion’s strengths in energy efficiency, product quality, customer service and rapid order turnaround from its US manufacturing facility.

•	Strong relationships with customers in the following segments will continue to offer significant long-term LED lighting and controls opportunities:
o	U.S. automotive industry facilities, principally for two major global manufacturers

o	U.S. Government facilities for the U.S. Postal Service, the U.S. Armed Forces and the Veterans Administration
o	National warehouse/logistics customers for new and existing facilities.
o

Expected product and services revenue approximating $25M from the Company’s largest customer. This revenue is expected from a mix of projects for new facilities, exterior LED lighting, various lighting and electrical projects as well as maintenance services revenue.

•	Building interest, dialogues and potential customer engagement regarding the Company’s PureMotion air movement product line which is expected to generate meaningful initial orders during FY 2023.

Orion’s Board and management team remain committed to a long-term strategic plan that seeks to grow the business, via organic and external growth initiatives, to a $500M annual revenue business over approximately five years. The strategic plan envisions double digit organic growth, augmented by strategic acquisitions, business partnerships or other initiatives.

Orion cautions investors that its business outlook is subject to a range of factors that are difficult to predict, including but not limited to supply chain disruptions, shipping and logistics issues, component availability, rising input costs, labor supply challenges, the COVID-19 pandemic, and other potential business and economic impacts.

Financial Results

Orion’s Q4’22 revenue decreased to $22.1M from $35.5M in Q4’21, a period of strong national account activity. FY 2022 increased $7.5M or 6.5% to $124.4M, as compared to FY 2021. Growth was due primarily to strength in Orion’s ESCO channel performance which increased $8M. A decline in revenue from Orion’s largest customer was offset by growth from other new and existing customers as well as the company’s electrical contractor distribution channel.

Gross profit declined to $5.3M in Q4’22, as compared to $9.2M in Q4’21 and gross profit percentage decreased to 23.8% in Q4’22 vs. 26.0% in Q4’21, principally due to lower business volume. Orion’s FY 2022 gross profit increased to $33.9M from $30.1M in FY 2021, reflecting an improved gross profit percentage of 27.3% versus 25.8% in the year ago period, benefitting from higher revenue, pricing increases and active supply chain, cost and overhead management.

Total operating expenses remained flat at $6.6M in Q4’22 vs. $6.7M in Q4’21, as $0.3M in acquisition related expenses and modestly higher R&D expense in Q4’22 was offset by lower general and administrative and sales and marketing expenses. Operating expenses increased to $25.5M in FY 2022 compared to $23.3M in FY 2021, primarily due to a $1.3M increase in sales and marketing expenses. Sales and marketing expenses increased with commissions on higher sales and more travel following the easing of COVID-19 restrictions, as well as the acquisition of Stay-Lite Lighting, and $0.5M of acquisition-related expenses in FY 2022.

Orion reported a Q4’22 net loss of ($1.2M), or ($0.04) per share, as compared to Q4’21 net income of $22.1M, or $0.71 per share, including a non-cash income tax benefit of $20.9M, or $0.67 per share. FY 2022 net income declined to $6.1M, or $0.19 per share, from $26.1M, or $0.83 per share, in FY 2021 as the prior-year period also included the non-cash income tax benefit of $20.9M, or $0.66 per share.

FY 2022 net income included an income tax provision of approximately 26.2%, though the Company does not expect to pay meaningful cash taxes due to significant net operating loss carryforwards (NOLs) of more than $60M as of March 31, 2022.

Orion generated negative adjusted EBITDA of ($0.4M) in Q4’22 versus adjusted EBITDA of $3.1M in Q4’21. FY 2022 adjusted EBITDA improved to $9.7M, compared to adjusted EBITDA of $9.1M in FY 2021.

Cash Flow & Balance Sheet

Orion had a slight use of cash in operating activities in FY 2022, with net working capital used offsetting current year earnings.

Orion ended FY 2022 with over $35M of liquidity, including $14.5M of cash and cash equivalents and $21M of availability on its credit facility, with no material debt outstanding.

Orion’s net working capital balance improved to $32.9M at the close of FY 2022, compared to $26.2M at the close of FY 2021.

Webcast/Call Detail

Date / Time:	Today - Tuesday, June 7th at 10:00 a.m. ET (9:00 a.m. CT)
Call Dial-In:	(877) 754-5294 or (678) 894-3013 for international
Webcast/Replay:	https://edge.media-server.com/mmc/p/gbc27mmi
Audio Replay:	(855) 859-2056, ID# 3626077 (available shortly after the call through 6/14/22)

About Orion Energy Systems

Orion provides innovative LED lighting systems and turnkey project implementation including installation and commissioning of fixtures, controls and IoT systems, as well as ongoing system maintenance and program management. We help our customers achieve energy savings with healthy, safe and sustainable solutions, enabling them to reduce their carbon footprint and digitize their business.

Non-GAAP Measures

In addition to the GAAP results included in this presentation, Orion has also included the non-GAAP measures, EBITDA (earnings before interest, taxes, depreciation and amortization), net income excluding the income tax benefit, diluted earnings per share excluding the tax benefit, and adjusted EBITDA (EBITDA adjusted for stock-based compensation, payroll tax credit, and acquisition expenses). The Company has provided these non-GAAP measures to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses these non-GAAP measures to evaluate performance of the business and believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and Orion compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurement. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measures, and this reconciliation is located under the heading “Unaudited EBITDA Reconciliation” and “Unaudited Earnings Per Share Reconciliation” following the Condensed Consolidated Statements of Cash Flows included in this press release.

COVID-19 Impacts

The COVID-19 pandemic has disrupted business, trade, commerce, financial and credit markets, in the U.S. and globally. Orion’s business has been materially adversely impacted by measures taken by government entities and others to control the spread of the virus. As of the date of this release, it is not possible to predict the overall impact the COVID-19 pandemic will have on the Company’s business, liquidity, capital resources or financial results.

Safe Harbor Statement

Certain matters discussed in this press release, including under the headings “Highlights”, “CEO Commentary”, "Business Outlook", and "Financial Results" are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or words of similar import. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) our ability to manage general economic, business and geopolitical conditions, including the impacts of natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as the COVID-19 pandemic; (ii) the deterioration of market conditions, including our dependence on customers' capital budgets for sales of products and services, and adverse impacts on costs and the demand for our products as a result of factors such as the COVID-19 pandemic and the implementation of tariffs; (iii) our ability to adapt and respond to supply chain challenges, especially related to shipping and logistics issues, component availability, rising input costs, and a tight labor market; (iv) our ability to recruit, hire and retain talented individuals in all disciplines of our company; (v) our ability to successfully launch, manage and maintain our refocused business strategy to successfully bring to market new and innovative product and service offerings; (vi) our recent and continued reliance on significant revenue to be generated in fiscal 2022 from the lighting and controls retrofit projects for two major global logistics companies; (vii) our dependence on a limited number of key customers, and the potential consequences of the loss of one or more key customers or suppliers, including key contacts at such customers; (viii) our ability to identify and successfully complete transactions with suitable acquisition candidates in the future as part of our growth strategy; (ix) the availability of additional debt financing and/or equity capital to pursue our evolving strategy and sustain our growth initiatives; (x) our risk of potential loss related to single or focused exposure within the current customer base and product offerings; (xi) our ability to sustain our profitability and positive cash flows; (xii) our ability to differentiate our products in a highly competitive and converging market, expand our customer base and gain market share; (xiii) our ability to manage and mitigate downward pressure on the average selling prices of our products as a result of competitive pressures in the light emitting diode ("LED") market; (xiv) our ability to manage our inventory and avoid inventory obsolescence in a rapidly evolving LED market; (xv) our increasing reliance on third parties for the manufacture and development of products, product components, as well as the provision of certain services; (xvi) our increasing emphasis on selling more of our products through third party distributors and sales agents, including our ability to attract and retain effective third party distributors and sales agents to execute our sales model; (xvii) our ability to develop and participate in new product and technology offerings or applications in a cost effective and timely manner; (xviii) our ability to maintain safe and secure information technology systems; (xix) our failure to comply with the covenants in our credit agreement; (xx) our ability to balance customer demand and production capacity; (xxi) our ability to maintain an effective system of internal control over financial reporting; (xxii) price fluctuations (including as a result of tariffs), shortages or interruptions of component supplies and raw materials used to manufacture our products; (xxiii) our ability to defend our patent portfolio and license technology from third parties; (xxiv) a reduction in the price of electricity; (xxv) the reduction or elimination of investments in, or incentives to adopt, LED lighting or the elimination of, or changes in, policies, incentives or rebates in certain states or countries that encourage the use of LEDs over some traditional lighting technologies; (xxvi) the cost to comply with, and the effects of, any current and future industry and government regulations, laws and policies; (xxvii) potential warranty claims in excess of our reserve estimates; and (xxviii) the other risks described in our filings with the Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://investor.oriones.com/ in the Investor Relations section of our Website.

Twitter: @OrionLighting and @OrionLightingIR

StockTwits: @Orion_LED_IR

###

Investor Relations Contacts

Per Brodin, CFO	William Jones; David Collins
Orion Energy Systems, Inc.	Catalyst IR
pbrodin@oesx.com	(212) 924-9800 or OESX@catalyst-ir.com

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	March 31,
	2022	2021
Assets
Cash and cash equivalents	$14,466	$19,393
Accounts receivable, net	11,899	13,572
Revenue earned but not billed	2,421	2,930
Inventories, net	19,832	19,554
Prepaid expenses and other current assets	2,631	1,082
Total current assets	51,249	56,531
Property and equipment, net	11,466	11,369
Goodwill	350	—
Other intangible assets, net	2,404	1,952
Deferred tax assets	17,805	19,785
Other long-term assets	3,543	3,184
Total assets	$86,817	$92,821
Liabilities and Shareholders’ Equity
Accounts payable	$9,855	$17,045
Accrued expenses and other	8,427	13,226
Deferred revenue, current	76	87
Current maturities of long-term debt	16	14
Total current liabilities	18,374	30,372
Revolving credit facility	—	—
Long-term debt, less current maturities	19	35
Deferred revenue, long-term	564	640
Other long-term liabilities	2,760	3,700
Total liabilities	21,717	34,747
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.01 par value: Shares authorized: 30,000,000 shares at March 31, 2022 and 2021; no shares issued and outstanding at March 31, 2022 and 2021	—	—
Common stock, no par value: Shares authorized: 200,000,000 at March 31, 2022 and 2021; shares issued: 40,570,909 and 40,279,050 at March 31, 2022 and 2021; shares outstanding: 31,097,872 and 30,805,300 at March 31, 2022 and 2021	—	—
Additional paid-in capital	158,419	157,485
Treasury stock: 9,473,037 and 9,473,750 common shares at March 31, 2022 and 2021	(36,239)	(36,240)
Retained deficit	(57,080)	(63,171)
Total shareholders’ equity	65,100	58,074
Total liabilities and shareholders’ equity	$86,817	$92,821

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2022	2021	2022	2021
Product revenue	$13,629	$25,774	$91,889	$87,664
Service revenue	8,429	9,723	32,494	29,176
Total revenue	22,058	35,497	124,383	116,840
Cost of product revenue	10,525	18,399	65,249	63,233
Cost of service revenue	6,280	7,878	25,222	23,483
Total cost of revenue	16,805	26,277	90,471	86,716
Gross profit	5,253	9,220	33,912	30,124
Operating expenses:
General and administrative	2,943	3,183	11,680	11,262
Acquisition costs	334	—	512	—
Sales and marketing	2,834	3,035	11,628	10,341
Research and development	532	455	1,701	1,685
Total operating expenses	6,643	6,673	25,521	23,288
(Loss) income from operations	(1,390)	2,547	8,391	6,836
Other income (expense):
Other income	—	—	1	56
Interest expense	(21)	(76)	(80)	(127)
Amortization of debt issue costs	(16)	(15)	(62)	(157)
Loss on debt extinguishment	—	—	—	(90)
Total other expense	(37)	(91)	(141)	(318)
(Loss) income before income tax	(1,427)	2,456	8,250	6,518
Income tax (benefit) expense	(247)	(19,668)	2,159	(19,616)
Net (loss) income	$(1,180)	$22,124	$6,091	$26,134
Basic net (loss) income per share attributable to common shareholders	$(0.04)	$0.72	$0.20	$0.85
Weighted-average common shares outstanding	31,097,438	30,782,309	31,018,356	30,634,553
Diluted net (loss) income per share	$(0.04)	$0.71	$0.19	$0.83
Weighted-average common shares and share equivalents outstanding	31,097,438	31,294,900	31,294,573	31,303,727

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Fiscal Year Ended March 31,
	2022	2021
Operating activities
Net income	$6,091	$26,134
Adjustments to reconcile net income to net cash (used in)
provided by operating activities:
Depreciation	1,327	1,190
Amortization of intangible assets	227	290
Stock-based compensation	813	753
Amortization of debt issue costs	62	157
Loss on debt extinguishment	—	90
Deferred income tax benefit	1,980	(19,860)
(Gain) loss on sale of property and equipment	(77)	1
Provision for inventory reserves	623	275
Provision for bad debts	10	—
Other	26	106
Changes in operating assets and liabilities:
Accounts receivable	4,407	(2,384)
Revenue earned but not billed	851	(2,370)
Inventories	(420)	(5,322)
Prepaid expenses and other assets	(888)	(396)
Accounts payable	(8,125)	(2,637)
Accrued expenses and other liabilities	(6,933)	5,797
Deferred revenue, current and long-term	(87)	(95)
Net cash (used in) provided by operating activities	(113)	1,729
Investing activities
Cash paid for acquisition	(4,012)	—
Cash paid for investment	(500)	—
Purchase of property and equipment	(518)	(902)
Additions to patents and licenses	(10)	(51)
Proceeds from sales of property, plant and equipment	122	7
Net cash used in investing activities	(4,918)	(946)
Financing activities
Payment of long-term debt	(14)	(35)
Proceeds from revolving credit facility	—	8,000
Payment of revolving credit facility	—	(18,013)
Payments to settle employee tax withholdings on stock-based compensation	(5)	(84)
Debt issue costs	(4)	(245)
Net proceeds from employee equity exercises	127	236
Net cash provided by (used in) financing activities	104	(10,141)
Net decrease in cash and cash equivalents	(4,927)	(9,358)

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED EBITDA RECONCILIATION

(in thousands)

	Three Months Ended			Twelve Months Ended
	March 31, 2022	Dec. 31, 2021	March 31, 2021	March 31, 2022	March 31, 2021
Net (loss) income	$(1,180)	$1,102	$22,124	$6,091	$26,134
Interest	21	26	76	80	127
Taxes	(247)	189	(19,668)	2,159	(19,616)
Depreciation	391	314	301	1,327	1,190
Amortization of intangible assets	69	45	65	227	290
Amortization of debt issue costs	16	15	15	62	157
Loss on debt extinguishment	—	—	—	—	90
EBITDA	$(930)	$1,691	$2,913	$9,946	$8,372
Stock-based compensation	222	219	142	813	753
Payroll tax credit	—	—	—	(1,587)	—
Acquisition expenses	334	178	—	512	—
Adjusted EBITDA	$(374)	$2,088	$3,055	$9,684	$9,125

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED EARNINGS PER SHARE RECONCILIATION

	For the Three Months Ended March 31, 2021	For the Twelve Months Ended March 31, 2021
Numerator: (dollars in thousands)
Net income	$22,124	$26,134
Impact of tax benefit - valuation allowance release	20,949	20,949
Net income excluding tax benefit	$1,175	$5,185
Denominator:
Weighted-average common shares and share equivalents outstanding	31,294,900	31,303,727
Net income per common share:
Diluted	$0.71	$0.83
Diluted excluding tax benefit	$0.04	$0.17